Product supplement AN To prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated September 29, 2009 Securities Act of 1933, Rule 424(b)(2)

Bearish or Bullish Commodity-Linked Autocallable Optimization Securities

General

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Deutsche Bank AG may offer and sell bearish or bullish autocallable securities linked to a commodity index or a commodity, or a basket of any combination of commodity indices and commodities from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate underlying supplement and/or term sheet or pricing supplement, as the case may be, will describe the underlying to which the securities are linked and the terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying underlying supplement, prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are senior unsecured obligations of Deutsche Bank AG.

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Payment on the securities is linked to either the depreciation or the appreciation in the level of an index or the price of a commodity, or the level of a basket of any combination of indices and commodities, as described below.

•	For important information about tax consequences, see “U.S. Federal Income Tax Consequences” in this product supplement.

•	The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in any underlying index or its components or investing in any underlying commodity.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 6 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

September 29, 2009

In making your investment decision, you should rely only on the information contained or incorporated by reference in the underlying supplement and pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY TERMS

Underlying

For securities linked to one commodity index (an “Index”) or commodity (a “Commodity”), the Underlying will be the Index or Commodity designated in the relevant pricing supplement accompanying this product supplement.

For securities linked to a basket of any combination of Indices or Commodities, the Underlying will be the basket designated in the relevant pricing supplement (the “Basket”) accompanying this product supplement. The individual Indices or Commodities included in the Basket (each, a “Basket Component”) and the relevant weighting of each Basket Component will be set forth in the relevant pricing supplement.

Face Amount	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Issue Price	100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Bearish or Bullish Exposure	The securities may offer either bearish or bullish exposure to the performance of the Underlying. This will be specified in the relevant pricing supplement.

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If the securities offer bearish exposure, the investment position inherent in the securities is premised on an outlook that the Underlying will decline in value. Increases in the value of the Underlying referenced by bearish securities may result in a loss.

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If the securities offer bullish exposure, the investment position inherent in the securities is premised on an outlook that the Underlying will increase in value. Decreases in the value of the Underlying referenced by bullish securities may result in a loss.

Payment on the Securities	Either:

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the securities will be called automatically if a Call Event occurs, and we will pay you an amount in cash equal to the Face Amount of your securities plus the Face Amount multiplied by the applicable Return on Call Date: or

•	if the securities are not called automatically, we will pay you at maturity an amount in cash equal to or less than the Face Amount of your securities.

In general terms, for bearish securities, a Call Event will occur upon a decrease in the Underlying as observed on an Observation Date, as described below. If a Call Event does not occur, your Payment at Maturity may be less than your initial investment based on any increase in the Underlying.

In general terms, for bullish securities, a Call Event will occur upon an increase in the Underlying as observed on an Observation Date, as described below. If a Call Event does not occur, your Payment at Maturity may be less than your initial investment based on any decrease in the Underlying.

The payment on the securities will be determined as set out below. The definitions of terms used in describing your payment on the securities can be found in the section of this product supplement entitled “Description of Securities — Certain Defined Terms.”

Payment upon our Automatic Call	If a Call Event occurs, the securities will be called automatically for a Call Price per Face Amount, payable on the corresponding Call Settlement Date, determined as follows:

Call Price = Face Amount + (Face Amount x Return on Call Date)

Call Events

For bearish securities, a Call Event will be a Bearish Call Event, which is contingent upon the level of the Underlying being less than or equal to a specified Call Level on an Observation Date, as described below.

For bullish securities, a Call Event will be a Bullish Call Event, which is contingent upon the level of the Underlying being greater than or equal to a specified Call Level on an Observation Date, as described below.

Payment at Maturity — four options

If a Call Event does not occur, you will receive a Payment at Maturity based on the Underlying Return and which will be equal to or less than your initial investment. We may select one of four different Payment at Maturity options. The option which we select for your securities will be specified in the relevant pricing supplement. In all four options, the Underlying Return will be zero or negative.

For bearish securities, the Underlying Return will be the Bearish Underlying Return. The Bearish Underlying Return will be negative due to any increase in the Underlying, as measured from the Initial Level to the Final Level.

For bullish securities, the Underlying Return will be the Bullish Underlying Return. The Bullish Underlying

Return will be negative due to any decrease in the Underlying, as measured from the Initial Level to the Final Level.

Option 1

The securities do not have a Trigger Event, a Buffer Level or a Downside Participation Rate.	In this option, your Payment at Maturity per security Face Amount will equal:

Payment at Maturity = Face Amount + (Face Amount x Underlying Return)

In this option, the Payment at Maturity will be equal to or less than the Face Amount. Accordingly, you will lose some or all of your investment at maturity.

Option 2

The securities have a Trigger Event only. Neither a Buffer Level nor a Downside Participation Rate applies.	In this option, your Payment at Maturity per security Face Amount will be determined as follows:

•	If a Trigger Event has not occurred, then your Payment at Maturity per security Face Amount will equal the Face Amount.

•	If a Trigger Event has occurred, then your Payment at Maturity per security Face Amount will equal:

Payment at Maturity = Face Amount + (Face Amount x Underlying Return)

In this option, where a Trigger Event has occurred, the Payment at Maturity will be equal to or less than the Face Amount. Accordingly, you will lose some or all of your investment at maturity.

Option 3

The securities have a Buffer Level and a Downside Participation Rate. The Trigger Event feature does not apply.	In this option, your Payment at Maturity per security Face Amount will be determined as follows:

•	If the Underlying Return plus the Buffer Level is equal to or greater than zero, then your Payment at Maturity per security Face Amount will equal the Face Amount.

•	If the Underlying Return plus the Buffer Level is less than zero, then your Payment at Maturity per security Face Amount will equal:

Payment at Maturity = Face Amount + (Face Amount x (Underlying Return + Buffer Level) x Downside Participation Rate)

In this option, if the Final Level relative to the Initial Level has increased for bearish securities, or decreased for bullish securities, by amount which is equal to or less than the Buffer Level, you will be entitled to receive back your initial investment.

However, if the Final Level relative to the Initial Level has increased for bearish securities, or decreased for bullish securities, by an amount greater than the Buffer Level, you will lose an amount greater than 1% of the Face Amount for every 1% that the Underlying Return is greater than the Buffer Level and the Payment at Maturity will be less than the Face Amount. Accordingly, you will lose some or all of your investment at maturity, despite the presence of the Buffer Level.

Option 4

The securities have a Buffer Level only. Neither the Downside Participation Rate nor the Trigger Event feature applies.	In this option, your Payment at Maturity per security Face Amount will be determined as follows:

•	If the Underlying Return plus the Buffer Level is equal to or greater than zero, then your Payment at Maturity per security Face Amount will equal the Face Amount.

•	If the Underlying Return plus the Buffer Level is less than zero, then your Payment at Maturity per security Face Amount will equal:

Payment at Maturity = Face Amount + (Face Amount x (Underlying Return + Buffer Level))

In this option, if the Final Level relative to the Initial Level has increased for bearish securities, or decreased for bullish securities, by amount which is equal to or less than the Buffer Level, you will be entitled to receive back your initial investment.

However, if the Final Level relative to the Initial Level has increased for bearish securities, or decreased for bullish securities, by an amount greater than the Buffer Level, you will lose an amount equal to 1% of the Face Amount for every 1% that the Underlying Return is greater than the Buffer Level and the Payment at Maturity will be less than the Face Amount. Accordingly, you will lose some of your investment at maturity.

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of Deutsche Bank Securities Inc. (“DBSI”). Any offering in which DBSI participates will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not pay any coupons or guarantee the return of some or all of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing in any Underlying or Basket Component or any of the components underlying any Underlying or Basket Component. In particular, you may lose some or all of your initial investment at maturity depending on the movement in the Underlying over the term of the securities. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

The securities do not guarantee any return of your investment or pay coupons.

The terms of the securities differ from those of ordinary debt securities in that we do not guarantee to repay your initial investment in the securities and will not pay you any coupons on the securities. We will pay you an amount in excess of the Face Amount only if a Call Event occurs. If a Call Event does not occur, we will pay you an amount which will be equal to or less than your initial investment and may be zero.

Any Payment at Maturity, including any entitlement to receive back your initial investment, is subject to our ability to pay our obligations as they fall due.

Bearish securities

Bearish securities expose you to the risk that if a Call Event does not occur, you will lose some or all of your investment due to an increase in the Final Level relative to the Initial Level.

For bearish securities, a Call Event will occur only if the Closing Level (or Intra-Day Level, if specified in the relevant pricing supplement) is equal to or less than the Call Level on an Observation Date. As such, you will not receive a positive return on your investment unless the Underlying equals or has depreciated below the Call Level, as observed on an Observation Date.

Bullish securities

Bullish securities expose you to the risk that if a Call Event does not occur, you will lose some or all of your investment due to a decrease in the Final Level relative to the Initial Level.

For bullish securities, a Call Event will occur only if the Closing Level (or Intra-Day Level, if specified in the relevant pricing supplement) is equal to or greater than the Call Level on an Observation Date. As such, you will not receive a positive return on your investment unless the Underlying equals or has appreciated above the Call Level, as observed on an Observation Date.

Payments on the securities are subject to Deutsche Bank’s creditworthiness.

Although the return on the securities will be based on the performance of the Underlying or Basket Component, as applicable, the payment of any amount due on the securities is subject to the credit risk of Deutsche Bank. An actual or anticipated downgrade in Deutsche Bank’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the market value of the securities. As a result, our actual and perceived creditworthiness will affect the market value of the securities, and in the event we were to default on our obligations, you may not receive any amount owed to you under the terms of the securities.

The appreciation potential of the securities is limited, and the securities are subject to an automatic early call.

A Call Event will trigger an automatic call of the securities and the payment of the Face Amount of the securities plus the applicable Return on Call Date. Your return on the securities will be limited to the Return on Call Date applicable to the Observation Date on which the securities are called, regardless of the depreciation (for bearish securities) or appreciation (for bullish securities) of the Underlying, which may be in excess of the applicable Return on Call Date. In addition, the automatic call feature of the securities may shorten the term of your investment.

If a Trigger Event applies and occurs, and a Call Event does not occur, you will be exposed to any adverse movement in the Underlying.

For those securities with a Trigger Event feature, if a Trigger Event occurs, and a Call Event does not occur, you will be exposed to any adverse movement in the Final Level relative to the Initial Level. For bearish securities, this adverse movement would be an appreciation in the Underlying, as measured from the Initial Level to the Final Level. For bullish securities, this adverse movement would be a depreciation in the Underlying, as measured from the Final Level to the Initial Level.

If a Downside Participation Rate applies, you could lose more than 1% of the Face Amount of your securities for each 1% of negative Underlying Return.

For those securities with a Downside Participation Rate, if a Call Event does not occur and the sum of the Underlying Return and the Buffer Level is less than zero, you will lose at maturity an amount which is greater than 1% of the Face Amount for every 1% that the Underlying Return is greater than the Buffer Level and the Payment at Maturity will be less than the Face Amount. Accordingly, you will lose some or all of your investment at maturity, despite the presence of the Buffer Level.

A Call Event will occur based on the level of the Underlying on the specified Observation Dates only, and the Underlying Return will be measured on the Valuation Dates only.

A Call Event will occur based on the level of the Underlying on the specified Observation Dates only. This means that the level of the Underlying at other times is irrelevant for the purposes of determining whether a Call Event occurs, and accordingly, whether you receive a positive return on your securities. Likewise, the Underlying Return will be measured based on the Closing Level on the Valuation Date(s) only. Accordingly, the Closing Level at other times is irrelevant for the purposes of determining the Underlying Return and accordingly, whether you lose money on your initial investment.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the Face Amount of the securities. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

The value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the level of the Underlying on any day and, in particular, whether the Underlying is near a Call Level on an Observation Date, will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the level of the Underlying. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the market price of the Underlying or Basket Components or the components underlying the Underlying or Basket Components;

•	supply and demand for the securities;

•	the expected frequency and magnitude of changes in the relevant Closing Level (volatility);

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economic, financial, political and regulatory or judicial events that affect each Underlying or the Basket Components (including any components underlying the Underlying or Basket Component) or markets generally and that may affect the relevant Closing Level on any relevant day;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to the Underlying or Basket Components;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

The Basket Components may not be equally weighted.

Each Basket Component may have a different weight in determining the value of the Basket, depending on the weightings specified in the relevant pricing supplement. For example, for a Basket composed of four Basket Components, the relevant pricing supplement may specify that the weighting of the four Basket Components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the Basket Components is that if a higher-weighted Basket Component performs poorly and a lower-weighted Basket Component performs well, the Closing Level of the Basket will reflect the poor performance of the higher-

weighted Basket Component more than it reflects the strong performance of the lower-weighted Basket Component, which will have an adverse effect on the value of the securities.

Changes in the values of the Basket Components may offset each other.

Price movements in the Basket Components may not correlate with each other. At a time when some of the Basket Components perform well, other Basket Components may perform poorly. Therefore, in calculating the Closing Level of the Basket, positive performances by one or more of the Basket Components may be moderated, or more than offset, by poor performances by the other Basket Components, particularly if the Basket Components that perform well are of relatively low weight in the Basket. For example, for an equally weighted Basket composed of two Basket Components and referenced by a bullish security, a 10% appreciation in one Basket Component as of any Valuation Date would be completely offset by a 10% decline in the other Basket Component on such Valuation Date.

The Underlying Return will not be adjusted for changes in currency exchange rates related to the U.S. dollar that might affect an Underlying or Basket Component whose underlying components are traded in currencies other than the U.S. dollar.

Although an Underlying or its components may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the Underlying, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the currency exchange rates between the U.S. dollar and any of the currencies in which an Underlying or its components are denominated. Changes in currency exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return for the securities. The amount we pay in respect of the securities will be determined solely in accordance with the procedures set forth under “Description of Securities — Payment on the Securities.”

The securities may be subject to currency exchange rate risk.

Because the prices of an Index or its underlying components may be converted by the sponsor of the Index (the “Sponsor”) into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such Index. An investor’s net exposure will depend on the extent to which the currencies of the components underlying any such Index strengthen or weaken against the U.S. dollar or such other currency.

Of particular importance to potential currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the Index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries affecting the Index, the United States and other countries important to international trade and finance.

The markets for commodities may suffer from systemic risks.

Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Agriculture prices are often heavily affected by weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs. In addition, there are many risks specific to the individual underlying commodities.

Commodity prices are subject to emerging markets’ political and economic risks.

Commodities may be produced in emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions and in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability is likely to adversely impact the level of the Underlying and, consequently, the return on your investment.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the return on the securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of an Underlying or Basket Component and, therefore, the return on the securities.

Commodity futures contracts are subject to uncertain legal and regulatory regimes, which may result in a hedging disruption event and a loss on your investment.

The commodity futures contracts that may comprise an Underlying or Basket Component are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The Commodity Futures Trading Commission (the “CFTC”) has announced that it is considering imposing position limits on certain commodities (such as energy commodities) and the manner in which current exemptions for bona fide hedging transactions or positions are implemented. Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your proceeds in a comparable investment.

If the liquidity of the Underlying or its components is limited, the securities would likely be impaired.

Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the relevant Valuation Date would likely have an adverse effect on the level of the Underlying and, therefore, on the return, if any, on your securities. Limited liquidity relating to the components of an Index may also result in the publisher of the Index being unable to determine the level of the Index using its normal means. The resulting discretion by the publisher of the Index in determining the Closing Level could adversely affect the value of the securities.

The Sponsor may adjust an Index in ways that affect the level of the Index, and the Sponsor has no obligation to consider your interests.

The Sponsor is responsible for calculating and maintaining the Index. The Sponsor can add, delete or substitute the components underlying the Index or make other methodological changes that could change the level of the Index. You should realize that the changing of companies included in the Index may affect the Index as a newly added company may perform significantly better or worse than the company it replaces. Additionally, the Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the securities. The Sponsor has no obligation to consider your interests in calculating or revising the Index.

Trading by us or our affiliates in the commodities markets may impair the value of the securities.

We and our affiliates are active participants in the commodities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodities transactions. In addition, we or one or more of our affiliates may hedge our commodity exposure from the securities by entering into various transactions. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material adverse effect on the commodities prices and consequently have a negative impact on the performance of the Underlying. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the securities declines.

The inclusion in the original Issue Price of each agent’s commission and the expected cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity will be based on the full Face Amount of your securities as described in the relevant pricing supplement, the original Issue Price of the securities includes each agent’s commission and the expected cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions will likely be lower than the original Issue Price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours trade the components underlying any Underlying or Basket Components and other financial instruments related to the Underlying or Basket Component and its components on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying or Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Underlying or Basket Components and, accordingly, could affect the value of the securities and the amount payable to you at maturity.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the level of the Underlying or Basket Component or the components underlying any Underlying or Basket Components. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities. We or our affiliates are active participants in the commodities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodity transactions and such transactions may have a negative impact on any Underlying or Basket Component.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may positively affect the market price of the components underlying the Underlying or Basket Components and the level of the Underlying or Basket Components and, therefore, adversely affect the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Closing Levels, the Underlying Return and the amount that we will pay you upon a Call Event or at maturity. The calculation agent will also be responsible for determining whether a Call Event, Trigger Event or market disruption event has occurred, whether an Underlying or Basket Component has been discontinued and whether there has been a material change in the method of calculation of the Underlying or Basket Components. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to your interests as a holder of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

We may also be the Sponsor of an Underlying. In this case, we have discretion to adjust the Underlying, potentially in a manner which is adverse to your interests as a holder of the securities.

Potentially inconsistent research, opinions or recommendations by Deutsche Bank AG may affect the market value of the securities.

Deutsche Bank AG or any of its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could affect the value of the Underlying, and therefore the market value of the securities.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Underlying or calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed. It is also possible that, upon the occurrence of any of these events, the calculation agent will determine the Closing Level of an Underlying or Basket Component as set forth under “Description of Securities — Adjustments to Valuation Dates and Payment Dates,” and such Closing Level may differ substantially from the published Closing Level of such Underlying or Basket Component in the absence of such events. As a result, any such market disruption event may adversely affect your return.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities (as prepaid financial contracts) described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the December 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. A separate underlying supplement, term sheet or pricing supplement, as the case may be, will describe the index or commodity, or basket of any combination of indices and commodities to which the securities will be linked and a separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to one of our Bearish or Bullish Commodity-Linked Autocallable Optimization Securities.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an underlying commodity index (an “Index”) or commodity (a “Commodity”) or basket of any combination of Indices and Commodities (in such case, the “Basket”). An “Underlying” is an Index, Commodity or Basket, as specified in the relevant pricing supplement. The securities are a series of notes referred to in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent and registrar. The securities do not provide for coupon payments and do not guarantee the return of your initial investment. Instead, at maturity or upon an automatic call you will receive a payment in cash, if any, the amount of which will vary depending on the performance of the Underlying calculated as set forth in the relevant pricing supplement.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document should be read as supplementing those described herein, in the relevant underlying supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein, in the relevant underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Certain Defined Terms

Each term listed below has the meaning given to it for the purpose of this product supplement and the relevant pricing supplement, unless the context otherwise requires or the relevant pricing supplement gives the term a different meaning.

Averaging Dates means the two or more dates specified in the relevant pricing supplement. The Averaging Dates are subject to postponement as described under “— Adjustments to Valuation Dates and Payment Dates.”

Basket Component means each Commodity or Index included in a Basket.

A Bearish Call Event will occur if the Closing Level (or Intra-Day Level, if specified in the relevant pricing supplement) on any Observation Date is less than or equal to the Call Level for that Observation Date specified in the relevant pricing supplement.

A Bearish Closing Trigger Event will occur if the Closing Level of the Underlying increases above or, if specified in the relevant pricing supplement, equals, the Trigger Level on any day during the Observation Period.

A Bearish Intra-Day Trigger Event will occur if the Intra-Day Level of the Underlying increases above or, if specified in the relevant pricing supplement, equals, the Trigger Level during any day during the Observation Period.

Bearish Underlying Return means:

Initial Level – Final Level

Initial Level

Buffer Level means a positive percentage which will be specified in the relevant pricing supplement.

A Bullish Call Event will occur if the Closing Level (or Intra-Day Level, if specified in the relevant pricing supplement) on any Observation Date is greater than or equal to the Call Level for that Observation Date specified in the relevant pricing supplement.

A Bullish Closing Trigger Event will occur if the Closing Level of the Underlying declines below or, if specified in the relevant pricing supplement, equals, the Trigger Level on any day during the Observation Period.

A Bullish Intra-Day Trigger Event will occur if the Intra-Day Level of the Underlying declines below or, if specified in the relevant pricing supplement, equals, the Trigger Level during any day during the Observation Period.

Bullish Underlying Return means:

Final Level – Initial Level

Initial Level

Business Day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

Call Event means either a Bullish Call Event or a Bearish Call Event, depending on whether the securities offer bullish or bearish exposure respectively, as specified in the relevant pricing supplement.

Call Level means a level of the Underlying which will be specified in the relevant pricing supplement.

Call Settlement Date means one or more dates specified in the relevant pricing supplement.

Closing Level means:

(a)	for a Basket, the level of the Basket, calculated in accordance with the formula set forth in the relevant pricing supplement, on the relevant date of calculation;

(b)	for a Commodity, the price of the Commodity on the relevant date of calculation, as defined more fully in the relevant pricing supplement; and

(c)	for an Index, the official closing level of such Index on the relevant date of calculation.

Commodity means, when referring to an Underlying or a Basket Component, a physical commodity, as determined by the calculation agent.

Downside Participation Rate means a percentage which will be specified, if applicable, in the relevant pricing supplement.

Exchange Traded Instrument means a futures contract relating to a commodity which is tracked by an Underlying or Basket Component.

Face Amount means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Final Level means the Closing Level of the Underlying on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Underlying on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Valuation Date means the date specified in the relevant pricing supplement. The Final Valuation Date is subject to postponement as described under “— Adjustments to Valuation Dates and Payment Dates.”

Initial Level means the Closing Level of the Underlying on the trade date (which will be specified in the relevant pricing supplement), or such other level as specified in the relevant pricing supplement.

Intra-Day Level means:

(a)	for a Basket, the level of such Basket at any time during the relevant date of calculation, calculated in accordance with the formula set forth in the relevant pricing supplement.

(b)	for a Commodity, the price of the Commodity at any time during the relevant date of calculation, as defined more fully in the relevant pricing supplement.

(c)	for an Index, the level of such Index at any time during the relevant date of calculation.

Issue Price means 100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Maturity Date means the date specified in the relevant pricing supplement. The Maturity Date is subject to postponement as described under “— Adjustments to Valuation Dates and Payment Dates.”

Observation Date means the one or more dates specified in the relevant pricing supplement. The Observation Dates are subject to postponement as described under “— Adjustments to Valuation Dates and Payment Dates.”

Observation Period means the period of Trading Days on which no Market Disruption Event occurs, commencing on (and including) the trade date to (and including) the Final Valuation Date or the last Averaging Date, as applicable.

Relevant Exchange means, for each Exchange Traded Instrument or Commodity included in an Underlying or Basket Component, the exchange specified for the Exchange Traded Instrument or Commodity or its successor.

Return on Call Date means a percentage or series of percentages of the Face Amount which will apply on each specified Observation Date.

Trading Day means for each Exchange Traded Instrument or Commodity, a day, as determined by the calculation agent, on which the Relevant Exchange for such Exchange Traded Instrument or Commodity is open for trading during its regular trading session, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Trigger Event means one of:

(a)	a Bearish Closing Trigger Event;

(b)	a Bearish Intra-Day Trigger Event;

(c)	a Bullish Closing Trigger Event; or

(d)	a Bullish Intra-Day Trigger Event,

depending on whether the securities offer bearish or bullish exposure and as specified in the relevant pricing supplement.

Trigger Level means a level of the Underlying which will be specified in the relevant pricing supplement.

Underlying Return means either the Bullish Underlying Return or the Bearish Underlying Return, depending on whether the securities offer bullish or bearish exposure respectively, as specified in the relevant pricing supplement. When used in the relevant pricing supplement, the Underlying Return will be referred to as the “Basket Return,” “Index Return” or “Commodity Return” as applicable.

Payment on the Securities

Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment at maturity or pay periodic coupon payments. Instead, you will receive a cash amount, if any, upon an early call or at maturity based on the performance of the Underlying, as described below.

The relevant pricing supplement may specify an alternative Payment at Maturity calculation which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out in full how your Payment at Maturity is calculated.

Bearish or Bullish Exposure

The securities may offer either bearish or bullish exposure to the performance of the Underlying. This will be specified in the relevant pricing supplement.

•

If the securities offer bearish exposure, the investment position inherent in the securities is premised on an outlook that the Underlying will decline in value. Increases in the value of the Underlying referenced by bearish securities may result in a loss on the securities.

•

If the securities offer bullish exposure, the investment position inherent in the securities is premised on an outlook that the Underlying will increase in value. Decreases in the value of the Underlying referenced by bullish securities may result in a loss on the securities.

Payment on the Securities

Either:

•

the securities will be called automatically if a Call Event occurs, and we will pay you an amount in cash equal to the Face Amount of your securities plus the Face Amount multiplied by the applicable Return on Call Date: or

•	if the securities are not called automatically, we will pay you at maturity an amount in cash equal to or less than the Face Amount of your securities.

Payment Upon a Call Event

If a Call Event occurs, the securities will be automatically called for a Call Price per Face Amount, payable on the corresponding Call Settlement Date, determined as follows:

Call Price = Face Amount + (Face Amount x Return on Call Date)

For bearish securities, a Call Event will be a Bearish Call Event, which is contingent upon the level of the Underlying being less than or equaling a specified Call Level on an Observation Date.

For bullish securities, a Call Event will be a Bullish Call Event, which is contingent upon the level of the Underlying being greater than or equaling a specified Call Level on an Observation Date.

Payment at Maturity

If a Call Event does not occur, you will receive a Payment at Maturity based on the Underlying Return and which will be equal to or less than your initial investment. We may select one of four different Payment at Maturity options. The option which we select for your securities will be specified in the relevant pricing supplement. In all four options, the Underlying Return will be zero or negative.

Option 1

The securities do not have a Trigger Event, a Buffer Level or a Downside Participation Rate.

In this option, your Payment at Maturity per security Face Amount will be determined as follows:

Payment at Maturity = Face Amount + (Face Amount x Underlying Return)

In this option, the Payment at Maturity will be equal to or less than the Face Amount. Accordingly, you will lose some or all of your investment at maturity.

Option 2

The securities have a Trigger Event only. Neither the Buffer Level nor a Downside Participation Rate applies.

In this option, your Payment at Maturity per security Face Amount will be determined as follows:

•	If a Trigger Event has not occurred, then your Payment at Maturity per security Face Amount will equal the Face Amount

•	If a Trigger Event has occurred, then your Payment at Maturity per security Face Amount will equal:

Payment at Maturity = Face Amount + (Face Amount x Underlying Return)

In this option, where a Trigger Event has occurred, the Payment at Maturity will be equal to or less than the Face Amount. Accordingly, you will lose some or all of your investment at maturity.

Option 3

The securities have a Buffer Level and a Downside Participation Rate. The Trigger Event feature does not apply.

In this option, your Payment at Maturity per security Face Amount will be determined as follows:

•	If the Buffer Level plus the Underlying Return is equal to or greater than zero, then your Payment at Maturity per security Face Amount will equal the Face Amount.

•	If the Buffer Level plus the Underlying Return is less than zero, then your Payment at Maturity per security Face Amount will equal:

Payment at Maturity = Face Amount + (Face Amount x (Underlying Return + Buffer Level) x Downside Participation Rate)

In this option, if the Final Level relative to the Initial Level has increased for bearish securities, or decreased for bullish securities, by amount which is equal to or less than the Buffer Level, you will receive back your initial investment, subject to our creditworthiness.

However, if the Final Level relative to the Initial Level has increased for bearish securities, or decreased for bullish securities, by an amount greater than the Buffer Level, you will lose an amount greater than 1% of the Face Amount for every 1% that the Underlying Return is greater than the Buffer Level and the Payment at Maturity will be less than the Face Amount. Accordingly, you will lose some or all of your investment at maturity, despite the presence of the Buffer Level.

Option 4

The securities have a Buffer Level only. Neither the Downside Participation Rate nor the Trigger Event feature applies.

In this option, your Payment at Maturity per security Face Amount will be determined as follows:

•	If the Buffer Level plus the Underlying Return is equal to or greater than zero, then your Payment at Maturity per security Face Amount will equal the Face Amount.

•	If the Buffer Level plus the Underlying Return is less than zero, then your Payment at Maturity per security Face Amount will equal:

Payment at Maturity = Face Amount + (Face Amount x (Underlying Return +

Buffer Level))

In this option, if the Final Level relative to the Initial Level has increased for bearish securities, or decreased for bullish securities, by amount which is equal to or less than the Buffer Level, you will receive back your initial investment, subject to our creditworthiness.

However, if the Final Level relative to the Initial Level has increased for bearish securities, or decreased for bullish securities, by an amount greater than the Buffer Level, you will lose an amount equal to 1% of the Face Amount for every 1% that the Underlying Return is greater than the Buffer Level and the Payment at Maturity will be less than the Face Amount. Accordingly, you will lose some of your investment at maturity.

Adjustments to Valuation Dates and Payment Dates

A Valuation Date is any Final Valuation Date, Averaging Date, trade date (as that term is defined in the relevant pricing supplement) or other date specified in the pricing supplement on which a value for an Underlying is required and is subject to adjustment as described below.

Upon an adjustment to a Valuation Date other than a trade date, the Maturity Date or any other date on which a payment is made to the holder of the securities based on the value of an Underlying on such Valuation Date (together with the Maturity Date, a “Payment Date”) will be adjusted as well. Payment Dates will also be adjusted if they are not Business Days or Index Business Days, as applicable.

As used in the following sections, “Underlying” refers to an individual Index or Commodity to which a security is linked. For Underlyings that make up a Basket, adjustments for Market Disruption Events will be applied to the individual Basket Components.

The relevant pricing supplement may specify an alternative method of adjustment to Valuation Dates and Payment Dates which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out how the adjustments will occur.

If a security is issued with a term (from but excluding the settlement date to and including the Maturity Date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply but the Valuation Date and the Maturity Date will not adjust so that the term (calculated as described above) is greater than one year.

Adjustments to Valuation Dates

The following adjustments will be made for Market Disruption Events and non-Trading Days.

If a Market Disruption Event affecting one or more Exchange Traded Instruments or Commodities included in an Underlying or Basket Component is in effect on a Valuation Date or if any Valuation Date is not a Trading Day with regard to any Exchange Traded Instrument or Commodity, the calculation agent will calculate the Closing Level of such Underlying or Basket Component for the Valuation Date using:

(a)	for each Exchange Traded Instrument or Commodity, the weight of the Exchange Traded Instrument or Commodity within the Underlying or Basket Component on the Valuation Date;

(b)

for each Exchange Traded Instrument or Commodity for which the Valuation Date was a Trading Day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument or Commodity on that day; and

(c)

subject to the following paragraph, for each Exchange Traded Instrument or Commodity for which the Valuation Date was not a Trading Day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument or Commodity on the immediately succeeding Trading Day for such Exchange Traded Instrument or Commodity on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument or Commodity (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled Trading Day after a trade date (as that term is defined in the pricing supplement); or

(y)	the fifth scheduled Trading Day after the scheduled Valuation Date (other than a trade date),

then the calculation agent will determine and use in calculating the Closing Level of the Underlying or Basket Component the closing price for the affected Exchange Traded Instrument or Commodity on the scheduled Trading Day after the Trade Date or the fifth scheduled Trading Day (as applicable) in good faith and in a commercially reasonable manner.

Consequences for Adjustments to Valuation Dates

If an adjustment is made for Market Disruption Events and non-Trading Days, and the date as of which the calculation agent determines the Closing Level of an Underlying or Basket Component falls less than three Business Days prior to the scheduled Payment Date, as applicable, corresponding to such Valuation Date, such Payment Date, as applicable, will be postponed to the third Business Day following the date as of which the calculation agent determines the Closing Level of the Underlying or Basket Component for such Valuation Date. If a scheduled Payment Date is not a Business Day, such Payment Date will be postponed to the next succeeding Business Day, subject to postponement in the event that a Market Disruption Event exists on the applicable Valuation Date as described above.

Market Disruption Events

With respect to an Underlying or Basket Component, a “Market Disruption Event” means a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•

a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument or Commodity (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument or Commodity imposed by the Relevant Exchange on which such Exchange Traded Instrument or Commodity is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•

the settlement price of any Exchange Traded Instrument or Commodity within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•

failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument or Commodity within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•

failure by the Sponsor of an Underlying or Basket Component (or the relevant successor Underlying or Basket Component) to publish the Closing Level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•	a Commodity Hedging Disruption Event (as defined below).

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the calculation agent delivers notice of such acceleration. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)

due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b)

for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Discontinuation of an Index; Alteration of Method of Calculation

If the Sponsor of an Index discontinues publication of the Index and the Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any Closing Level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for the Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date”).

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities or securities.

If the Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, any Relevant Date, and the calculation agent determines, in its sole discretion, that no Successor Index is available at such time, or the calculation agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the calculation agent will determine the Index Closing Level for such date. The Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such Index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the calculation agent will adjust the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Closing Levels and Underlying Return and the Payment at Maturity on the securities. In addition, the calculation agent will determine whether there has been a Call Event, Trigger Event, Market Disruption Event or a discontinuation of any of the Underlyings or Basket Components and whether there has been a material change in the method of calculating any of the Underlyings or Basket Components. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

All calculations with respect to the Closing Levels and Underlying Return will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per security at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per security as described under the caption “Description of Securities — Payment on the Securities,” calculated as if the date of acceleration were the Final Valuation Date (which may also be an Observation Date, as specified in the relevant pricing supplement). If the securities have successive Averaging Dates, then the Business Days immediately preceding the date of acceleration shall be the corresponding Averaging Dates. If the securities have scheduled Averaging Dates that are not all on successive Business Days, then the amount due and payable will be calculated as though the Closing Levels of the Underlying for any Averaging Dates scheduled to occur on or after such date of acceleration were the Closing Levels of the Underlying on the date of acceleration.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Deutsche Bank Trust Company Americas (“DBTCA”) or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a hedging transaction, straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. investors who are present in the United States for 183 days or more in the taxable year in which their securities are sold or retired.

Tax Treatment of the Securities

Unless otherwise specified in the applicable pricing supplement, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale or exchange of the securities prior to their maturity (including pursuant to a call) or upon the receipt of the cash payment in retirement of the securities at maturity, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term exceeding one year from issuance to maturity (including the last possible date that the securities could be outstanding) would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though you may not receive any payment with respect to the securities prior to maturity. In addition, any income on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Other U.S. federal income tax characterizations of the securities might also require you to include amounts in income during the term of the securities and/or might treat all or a portion of the gain or loss on the sale or settlement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, in the case of any index that is included in, or constitutes, an Underlying, it is possible that any reconstitution, rebalancing or recomposition of the index, change in methodology of calculating the index, or substitution of a successor index could be treated as a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale or exchange of the securities prior to their maturity (including pursuant to a call) or upon the receipt of cash payment in retirement of the securities at maturity should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States.

As described above under “— Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Securities,” in December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including the issues presented by this notice.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original Issue Price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the relevant Underlying, the components underlying the relevant Underlying, or instruments whose value is derived from the relevant Underlying or its underlying components. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially affect the level of the relevant Underlying (including the Initial Level), and therefore effectively establish a different level that the relevant Underlying must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. Similarly, the unwinding of our or our affiliates’ hedges near or on a Valuation Date or Valuation Dates could affect the Closing Levels of the relevant Underlying on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the relevant Underlying, the components underlying the relevant Underlying, or instruments whose value is derived from the relevant Underlying or its underlying components. Although we have no reason to believe that any of these activities will have a material impact on the level of the relevant Underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which DBSI participates will comply with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

THE UNDERLYINGS

In the relevant pricing supplement we will provide summary information regarding any Indices and/or Commodities to which the securities will be linked based on publicly available information. We have not participated in the preparation of, or verified, such publicly available information. The Indices to which payment on the securities will be linked may also be described in an underlying supplement relating to the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlyings. We describe various risk factors that may affect the market value of your securities, and the unpredictable nature of that market value, under “Risk Factors” above.